EXHIBIT 32.2

CERTIFICATIONS PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

(18 U.S.C. SECTION 1350)

In connection with the Quarterly Report of Crexendo, Inc., a Nevada corporation (the “Company”), on Form 10-Q for the quarter ended September 30, 2026, as filed with the Securities and Exchange Commission (the “Report”), Ronald Vincent, Chief Financial Officer of the Company, does hereby certify, pursuant to § 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. § 1350), that to his knowledge:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: November 3, 2026	By:	/s/ Ronald Vincent
Ronald Vincent Chief Financial Officer